Exhibit 99.1

Press Release
Liberty Global to Present at the Barclays Capital Global
Technology, Media and Telecommunications Conference

Englewood, Colorado - May 21, 2012: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Barclays Capital Global Technology, Media and Telecommunications Conference on Wednesday May 23, 2012 at 11:45 a.m. Eastern Time at Sheraton New York Hotel & Towers in New York, New York. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of March 31, 2012, Liberty Global's continuing businesses operated state-of-the-art networks serving 20 million customers across 13 countries principally located in Europe and Chile. Liberty Global's operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
		Bert Holtkamp	+31 20.778.9800